UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2012

Date of Report (Date of earliest event reported)

HURON CONSULTING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2012, Huron Consulting Group Inc. (the “Company”) entered into a lease amendment (the “Fourth Amendment”) with Union Tower, LLC (the “Landlord”) for the Company’s principal executive offices located at 550 West Van Buren Street, Chicago, Illinois (the “Premises”). The Fourth Amendment extends and expands the prior lease agreement dated December 2003, as amended (the “Lease”), with the Landlord for the same location.

The Fourth Amendment extends the term of the Lease from October 1, 2014 through and including September 30, 2024, and terminates the Lease with respect to certain leased space at the Premises which the Company had previously vacated, reducing the size of the Premises from the current 116,621 square feet to 108,728 square feet. Effective April 1, 2013, under the terms of the Fourth Amendment, additional leased space will be added to the Premises, increasing the size of the Premises to 129,395 square feet.

Under the Fourth Amendment, the future base rent payments for the Premises will be as follows:

Months of Term	Annual Rent Per Rentable Square Foot	Rentable Square Feet	Annual Rent		Monthly Rent
1/1/2013 - 3/31/2013	$15.75	108,728	$1,712,466.00		$142,705.50
4/1/2013 - 12/31/2013	$15.75	129,395	$2,037,971.25	*	$169,830.94	*
1/1/2014 - 12/31/2014	$16.25	129,395	$2,102,668.75	*	$175,222.40	*
1/1/2015 - 12/31/2015	$16.75	129,395	$2,167,366.25		$180,613.85
1/1/2016 - 12/31/2016	$17.25	129,395	$2,232,063.75		$186,005.31
1/1/2017 - 12/31/2017	$17.75	129,395	$2,296,761.25		$191,396.77
1/1/2018 - 12/31/2018	$18.25	129,395	$2,361,458.75		$196,788.23
1/1/2019 - 12/31/2019	$18.75	129,395	$2,426,156.25		$202,179.69
1/1/2020 - 12/31/2020	$19.25	129,395	$2,490,853.75		$207,571.15
1/1/2021 - 12/31/2021	$19.75	129,395	$2,555,551.25		$212,962.60
1/1/2022 - 12/31/2022	$20.25	129,395	$2,620,248.75		$218,354.06
1/1/2023 - 12/31/2023	$20.75	129,395	$2,684,946.25		$223,745.52
1/1/2024 - 9/30/2024	$21.25	129,395	$2,749,643.75		$229,136.98

*	Subject to abatement as provided in the Fourth Amendment.

In addition to the above future base rent payments, the Company will be responsible for its pro rata share of expenses and taxes for the building.

The Fourth Amendment contains a one-time expansion right exercisable during 2013 for an additional contiguous floor of 20,667 square feet (subject to the current tenant not renewing its lease for such space), a renewal option to extend the lease for an additional five year period, and a right of first offer on any space in the building of over 8,000 contiguous square feet that becomes available. The estimated construction costs for improvement and expansion is approximately $1.8 million, net of a tenant improvement allowance. Under the terms of the Fourth Amendment, the Company has the right to terminate the Lease effective September 30, 2021 subject to certain conditions and payment of an early termination fee.

The foregoing does not purport to be a complete description of the Fourth Amendment, and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Fourth Amendment to Lease by and between Huron Consulting Services LLC and Union Tower, LLC, dated December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc. (Registrant)

Date: January 4, 2013	/s/ C. Mark Hussey C. Mark Hussey Executive Vice President, Chief Financial Officer and Treasurer